Exhibit 4.1

LANDENBURG THALMANN FINANCIAL SERVICES INC. INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA 8.00% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER SHARE, $0.0001 PAR VALUE S H A R E S SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 50575Q 20 1 LT This Certifies that is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OFLADENBURGTHE 8.00% SERIES A CUMULATIVETHALMANNREDEEMABLEFINANCIALPREFERRED STOCK,SERVICESLIQUIDATION PREFERENCEINC. $25.00 PER SHARE, $0.0001 PAR VALUE, OF BY: transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation, as amended, and the By-Laws of the Corporation, as amended and restated (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: May 24, 2013 President and Chief Executive Officer COUNTERSIGNED AMERICAN STOCK AND REGISTER TRANSFER D: & TRUST COMPANY, LLC (Brooklyn, NY) TRANSFER AGENT AND REGISTRAR AUTHORIZED OFFICER

THE COMPANY WILL FURNISH TO ANY SHAREHOLDER OF THE COMPANY UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF (1) THE DESIGNATIONS, RELATING RIGHTS PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OF SHARES THE COMPANY IS AUTHORIZED TO ISSUE AND (2) WITH RESPECT TO THE CLASSES OF STOCK WHICH MAY BE ISSUED IN SERIES, A FULL STATEMENT OF THE VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS DETERMINED FOR EACH SERIES (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES). The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common TEN ENT – as tenants by the entireties JT TEN – as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT– Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) Additional Abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever. Signature(s) Guaranteed: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).